Registration No. 33-________

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933



                      COCA-COLA ENTERPRISES INC.
        (Exact name of Registrant as specified in its charter)


          DELAWARE                                   58-0503352
(State or other jurisdiction of                     (IRS Employer
 incorporation or organization)                    Identification No.)


           One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313
     (Address of principal executive offices, including Zip Code)



                      COCA-COLA ENTERPRISES INC.
             MATCHED EMPLOYEE SAVINGS AND INVESTMENT PLAN
                       (Full title of the Plan)


                         Lowry F. Kline, Esq.
                            General Counsel
                      Coca-Cola Enterprises Inc.
                       One Coca-Cola Plaza, N.W.
                           Atlanta, GA 30313
                (Name and address of agent for service)

                            (404) 676-2100
     (Telephone number, including area code, of agent for service)


                    CALCULATION OF REGISTRATION FEE
______________________________________________________________________

                              Proposed     Proposed
    Title of                  maximum      maximum
  securities       Amount     offering    aggregate       Amount of
     to be         to be     price per     offering     registration
 registered     registered     share        price            fee
 -------------  ----------   --------   -------------  -------------

 Coca-Cola       3,000,000   $18.75(1)  $56,250,000(1)   $19,396.56(1)
 Enterprises       shares
 Inc. Common
 Stock, $1.00
 par value

 Participation        (2)         (3)        (3)            (3)
 in the
 Coca-Cola
 Enterprises
 Inc. Matched
 Employee
 Savings
 Investment
 Plan


     (1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on April 15, 1994.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (3)  Not applicable.




























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                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed by the Registrant with the Commission are incorporated herein by reference:

          (a) the Registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 for its fiscal year ended December 31, 1993;

          (b)  all other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1993;

          (c) the description of the Registrant's common stock to be offered hereby which is contained in the registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated hereby by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article Sixth of the Registrant's Restated Certificate of Incorporation provides for the elimination of personal monetary liabilities of directors of the Registrant for breaches of certain of their fiduciary duties to the full extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "GCL").
Section 102(b)(7) of the GCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its shareholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for

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breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

          Article Eleventh of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers to the extent permitted by the GCL. Section 145 of the GCL provides for indemnification of directors and officers from and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the corporation but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director or officer of the corporation. The section permits indemnification if the director or officer acted in good faith in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, in addition, in criminal actions, if he had reasonable cause to believe his conduct to be lawful. If, in an action brought by or in the right of the corporation, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to such indemnity as the court finds to be proper. Persons who are successful in defense of any claim against them are entitled to indemnification as of right against expenses reasonably incurred in connection therewith. In all other cases, indemnification shall be made (unless otherwise ordered by a court) only if the board of directors, acting by a majority vote of a quorum of disinterested directors, independent legal counsel or holders of a majority of the shares entitled to vote determines that the applicable standard of conduct has been met. Section 145 provides such indemnity for persons who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.

          The Registrant maintains directors and officers liability insurance which insures against liabilities that directors or officers of the Registrant may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMS.

          Not applicable.

ITEM 8.  EXHIBITS.

          4.1  Restated Certificate of Incorporation of Coca-Cola
Enterprises Inc., as amended on April 15, 1992, incorporated by reference to Exhibit 28.2 to the Registrant's Quarterly Report on Form 10-Q as filed May 11, 1992.

          4.2 Bylaws of Coca-Cola Enterprises Inc., as amended through February 18, 1992, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

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          4.3  Coca-Cola Enterprises Inc. Matched Employee Savings and
Investment Plan.

          23   Consent of Ernst & Young.

          25   Powers of Attorney and Resolution of the Board of
Directors.

          An opinion of counsel is not being filed because the securities being registered are not original issuance securities, and the Registrant undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in order to secure a determination letter in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

          A.   Rule 415 Offering.

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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               (3)  To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Filings Incorporating Subsequent Exchange Act Documents by Reference.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.   Filing of Registration Statement on Form S-8.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

















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                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, Coca-Cola Enterprises Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 14th day of April, 1994.

                                   COCA-COLA ENTERPRISES INC.
                                           (Registrant)

                                   By: S. K. JOHNSTON, JR.
                                      ------------------------------
                                       S. K. Johnston, Jr.
                                       Vice Chairman and Chief
                                       Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.

  S. K. JOHNSTON, JR.
 -----------------------  Vice Chairman, Chief  April 14, 1994
 (S.K. Johnston, Jr.)     Executive Officer
                          and a Director
                          (principal executive
                          officer)

  JOHN R. ALM
 -----------------------  Senior Vice           April 14, 1994
 (John R. Alm)            President and Chief
                          Financial Officer
                          (principal financial
                          officer and
                          principal accounting
                          officer)

 HOWARD G. BUFFETT*       Director              April 14, 1994
 -----------------------
 (Howard G. Buffett)

 JOHN L. CLENDENIN*       Director             April 14, 1994
 -----------------------
 (John L. Clendenin)

 JOHNNETTA B. COLE*       Director             April 14, 1994
 -----------------------
 (Johnnetta B. Cole)

 T. MARSHALL HAHN, JR.*   Director             April 14, 1994
 -----------------------
 (T. Marshall Hahn, Jr.)

 CLAUS M. HALLE*          Director             April 14, 1994
 -----------------------
 (Claus M. Halle)

 L. PHILLIP HUMANN*       Director             April 14, 1994
 -----------------------
 (L. Phillip Humann)



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 M. DOUGLAS IVESTER*      Director             April 14, 1994
 ----------------------
 (M. Douglas Ivester)

 E. NEVILLE ISDELL*       Director             April 14, 1994
 ----------------------
 (E. Neville Isdell)

 JOHN E. JACOB*           Director             April 14, 1994
 ----------------------
 (John E. Jacob)

 ROBERT A. KELLER*        Director             April 14, 1994
 ----------------------
 (Robert A. Keller)

 S.L. PROBASCO, JR.*      Director             April 14, 1994
 ----------------------
 (S.L. Probasco, Jr.)

 HENRY A. SCHIMBERG*      Director             April 14, 1994
 ----------------------
 (Henry A. Schimberg)

 FRANCIS A. TARKENTON*    Director             April 14, 1994
 ----------------------
 (Francis A. Tarkenton)

    LOWRY F. KLINE
*By:---------------------
    Lowry F. Kline
    Attorney-in-Fact

































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          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 20, 1994.

                              COCA-COLA ENTERPRISES INC.
                              MATCHED EMPLOYEE SAVINGS
                              AND INVESTMENT PLAN

                              By:  Trust Company Bank,
                                   Plan Trustee


                                   By:  JAMES T. GREY
                                     -----------------------------
                                      James T. Grey, Vice President








































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